Exhibit 10.1

SUPPORT AGREEMENT

THIS AGREEMENT is made as of the ____ day of June, 2015.

BETWEEN:

[INSERT SHAREHOLDER NAME], an individual resident in the City of ●, Ontario (the "Shareholder")

-and-

ARLZ CA ACQUISITION CORP., a corporation existing under the laws of the Province of Ontario ("Purchaser")

WHEREAS the Shareholder is the registered and/or direct or indirect beneficial owner of (i) that number of issued and outstanding Tribute Shares (as defined herein), (ii) that number of Tribute Options (as defined herein) and (iii) that number of Tribute Warrants (as defined herein), in each case as set forth opposite its name on Schedule A hereto;

AND WHEREAS the Shareholder understands that Purchaser and Tribute Pharmaceuticals Canada Inc. ("Tribute"), among others, are, concurrently with the execution and delivery of this Agreement, executing and delivering the Arrangement Agreement (as defined herein) providing for the Arrangement (as defined herein);

AND WHEREAS this Agreement sets out the terms and conditions of the agreement of the Shareholder to (i) vote its Tribute Shares or cause the same to be voted in favour of the Arrangement Resolution (as defined herein) and (ii) abide by the other restrictions and covenants set forth herein;

AND WHEREAS the Shareholder acknowledges that Purchaser would not enter into the Arrangement Agreement but for the execution and delivery of this Agreement by the Shareholder;

NOW THEREFORE this Agreement witnesses that, in consideration of the premises and the covenants and agreements herein contained, the parties hereto agree as follows:

ARTICLE 1
INTERPRETATION

1.1	Definitions

In this Agreement, unless the context otherwise requires:

"affiliate" has the meaning ascribed thereto in the Securities Act;

"Arrangement" means the arrangement under Section 182 of the OBCA on the terms and subject to the conditions set out in the Plan of Arrangement, subject to any amendments or variations thereto made in accordance with the Arrangement Agreement or the Plan of Arrangement or made at the direction of the Court in the Final Order with the consent of Tribute and the Purchaser, each acting reasonably;

"Arrangement Agreement" means the agreement and plan of merger and arrangement dated the date hereof between Purchaser, Tribute, Aguono Limited, Trafwell Limited, ARLZ US Acquisition Corp. and POZEN Inc. as it may be amended, supplemented or otherwise modified from time to time in accordance with its terms;

"Arrangement Resolution" means the special resolution approving the Plan of Arrangement to be considered at the Tribute Meeting;

"beneficially own", "beneficial ownership", "beneficial owner" and similar expressions with respect to any security means all securities that are owned, directly or indirectly, or over which control or direction of the voting or disposition thereof may be exercised;

"OBCA" means the Business Corporations Act (Ontario) and the regulations made thereunder, as promulgated or amended from time to time;

"Consideration" means the consideration payable in respect of each Tribute Share to be paid by the Purchaser to the holders of Tribute Shares pursuant to the Arrangement, being [0.1455] shares of Aguono Limited per Tribute Share subject to adjustments as provided in the Plan of Arrangement;

"Court" means the Ontario Superior Court of Justice (Commercial List);

"Effective Date" means the date upon which the Arrangement becomes effective as provided in the Plan of Arrangement;

"Final Order" has the meaning ascribed thereto in the Arrangement Agreement;

"Governmental Entity" means (a) any multinational, federal, provincial, state, regional, municipal, local or other government, governmental or public department, central bank, court, tribunal, arbitral body, commission, board, bureau or agency, domestic or foreign, (b) any subdivision, agent, commission, board or authority of any of the foregoing, (c) any quasi-governmental or private body, including any tribunal, commission, regulatory agency or self-regulatory organization, exercising any regulatory, expropriation or taxing authority under or for the account of any of the foregoing, or (d) any stock exchange, including the Toronto Stock Exchange;

"including" means including without limitation, and "include" and "includes" have a corresponding meaning;

"Locked-Up Securities" means all Tribute Shares now beneficially owned or hereafter which become beneficially owned any time before the Effective Date by the Shareholder, including all Tribute Shares issuable upon the exercise of Tribute Options and/or Tribute Warrants now owned or hereafter acquired at any time before the Effective Date by the Shareholder, in each case as set forth in Schedule A hereto;

"Outside Date" means January 31, 2016, or such later date as may be agreed to in writing by the parties to the Arrangement Agreement;

"Plan of Arrangement" means the plan of arrangement, substantially in the form of Schedule II to the Arrangement Agreement, and any amendments or variations thereto made in accordance with the Arrangement Agreement or the Plan of Arrangement or made at the direction of the Court in the Final Order with the consent of Tribute and Pozen Inc., each acting reasonably;

"Securities Act" means the Securities Act (Ontario) and the rules, regulations and published policies made thereunder, as now in effect and as they may be promulgated or amended from time to time;

"subsidiary" means, with respect to a specified entity, any:

(a)           corporation of which issued and outstanding voting securities of such corporation to which are attached more than fifty percent (50%) of the votes that may be cast to elect directors of the corporation (whether or not shares of any other class or classes will or might be entitled to vote upon the happening of any event or contingency) are at all times owned by such specified entity;

(b)           partnership, unlimited liability company, joint venture or other similar entity in which such specified entity has more than fifty percent (50%) of the equity interests and the power to direct the policies, management and affairs thereof; and

(c)           Subsidiary (as defined in clauses (a) and (b) above) of any Subsidiary (as so defined) of such specified entity;

"Tribute Meeting" means the special meeting of Tribute shareholders, including any adjournment or postponement thereof, to consider, among other things, the Arrangement Resolution;

"Tribute Option" means an option granted by Tribute which provides the right to purchase one Tribute Share in accordance with the terms of such Tribute Option;

"Tribute Securities" means collectively, the Tribute Shares, the Tribute Options and the Tribute Warrants;

"Tribute Shares" means the common shares in the capital of Tribute, as currently constituted; and

"Tribute Warrants" means the warrants to purchase Tribute Shares in accordance with the terms of such Tribute Warrant.

All capitalized or defined terms not defined herein shall have the meanings attributed thereto in the Arrangement Agreement.

1.2	Schedules

The following Schedule attached hereto constitutes an integral part of this Agreement:

Schedule A	-	Locked-Up Securities

ARTICLE 2
COVENANTS OF PURCHASER

2.1	Amendment of Arrangement Agreement

Purchaser hereby covenants and agrees that Purchaser will not amend the Arrangement Agreement (a) to change the form of, or to decrease, the Consideration payable to the holders of Tribute Shares under the Arrangement or (b) in a manner that would otherwise be materially adverse to the interests of the Shareholder without the prior written consent of the Shareholder; provided that, for greater certainty, Purchaser may, without such consent, (i) amend the terms of the Arrangement Agreement (A) to increase the Consideration (or the value of the Consideration) under the Arrangement, (B) to extend the Effective Date to a date not later than the Outside Date, or (ii) to the extent that it has the power to do so, waive any condition of the Arrangement and/or Arrangement Agreement.  For greater certainty, nothing in this Article 2 shall prevent Purchaser from terminating this Agreement in accordance with Article 5.

ARTICLE 3
COVENANTS OF THE SHAREHOLDER

3.1	General

The Shareholder hereby covenants and irrevocably agrees in favour of Purchaser that, from the date hereof until the earlier of (i) the Effective Date and (ii) the termination of this Agreement in accordance with Article 5, except as expressly permitted by this Agreement, the Shareholder shall and shall cause its affiliates to:

(a)
vote, or cause to be voted, the Locked-Up Securities in favour of the Arrangement Resolution, and in connection therewith it will, on or before the fifth Business Day prior to the Tribute Meeting, duly complete and cause forms of proxy in respect of all Locked-Up Securities, and any other documents required in accordance with the Arrangement, to be validly delivered in support of the Arrangement Resolution, and will not withdraw the forms of proxy except as expressly otherwise provided in this Agreement;

(b)
not option, sell, transfer, tender, deposit, pledge, encumber, grant a security interest in, hypothecate or otherwise convey or dispose of any Locked-Up Securities, or any right or interest therein (legal or equitable), to any person or group or agree to do any of the foregoing;

(c)
except as provided in Section 3.1(a), not grant or agree to grant any proxy or other right to vote any Tribute Securities, or enter into any voting trust, vote pooling or other agreement with respect to the right to vote, call meetings of shareholders or give consents or approval of any kind as to any Tribute Securities;

(d)
not take any other action of any kind which might reasonably be regarded as likely to reduce the success of, or delay or interfere with the completion of, the Arrangement and the other transactions contemplated by this Agreement and the Arrangement Agreement;

(e)
not vote or cause to be voted any Tribute Securities in respect of (or, where requested by the Purchaser, shall vote against) any proposed action by Tribute or its shareholders or affiliates or any other person in a manner which might reasonably be regarded as likely to prevent or delay the successful completion of the Arrangement or the other transactions contemplated by the Arrangement Agreement and this Agreement;

(f)
in the event that any transaction other than the Arrangement is presented for approval of or acceptance by the securityholders of Tribute, it shall vote against and shall not, directly or indirectly, vote in favour of, accept, assist or otherwise further the successful completion of such transaction or purport to tender or deposit into any such transaction any Tribute Securities;

(g)
other than through the exercise of the Tribute Options or Tribute Warrants, not purchase or enter into any agreement or right to purchase any additional Tribute Securities or any other securities of Tribute from and including the date hereof until the termination of this Agreement;

(h)
take all action to ensure that the representations and warranties in Section 4.1 remain true and correct at all times during the term of this Agreement, including as of the Effective Time, as if such representations and warranties were made at and as of such time except to the extent such representations and warranties speak as of an earlier date; and

(i)
without limiting any of the foregoing, take all such steps as are necessary or advisable to ensure that at the Effective Time, its Locked-Up Securities will be held by the Shareholder with good and marketable title thereto, free and clear of any and all mortgages, liens, charges, restrictions, security interests, adverse claims, pledges, encumbrances and demands of any nature or kind whatsoever, and will not be subject to any shareholders' agreements, voting trust or similar agreements or any option, right or privilege (whether by law, pre-emptive or contractual) capable of becoming a shareholders' agreement, voting trust or other agreement affecting such Locked-Up Securities or the ability of any holder thereof to exercise all ownership rights thereto, including the voting of any such Locked-Up Securities.

ARTICLE 4
REPRESENTATIONS AND WARRANTIES

4.1	Representations and Warranties of the Shareholder

The Shareholder hereby represents and warrants to, and covenants with, Purchaser as follows, and acknowledges that Purchaser is relying upon such representations, warranties and covenants in entering into this Agreement:

(a)
Incorporation; Authority. If the Shareholder is a corporation or other legal entity, the Shareholder is a subsisting corporation or other entity under the laws of its incorporating jurisdiction.  The Shareholder has all necessary power, authority, capacity and right to enter into this Agreement and to carry out each of its obligations under this Agreement. This Agreement has been duly executed and delivered by the Shareholder and constitutes a legal, valid and binding agreement enforceable by Purchaser against the Shareholder in accordance with its terms, subject, however, to limitations with respect to enforcement imposed by law in connection with bankruptcy or similar proceedings, the equitable power of the courts to stay proceedings before them and the execution of judgments and to the extent that equitable remedies such as specific performance and injunction are in the discretion of the court from which they are sought.

(b)
Ownership of Shares and Other Securities. The Shareholder is, and will be at the Effective Time, the direct or indirect beneficial owner of the Locked-Up Securities set forth opposite its name in Schedule A hereto, with good and marketable title thereto, free and clear of any and all mortgages, liens, charges, restrictions, security interests, adverse claims, pledges, encumbrances and demands or rights of others of any nature or kind whatsoever. Neither the Shareholder nor any of its affiliates is a party to, bound or affected by or subject to, any charter or by-law, contract, provision, statute, regulation, judgment, order, decree or law which would be violated, contravened, breached by, or under which any default would occur (or an event which, with notice or lapse of time or both, would constitute a default) as a result of, the execution, delivery or performance of this Agreement or the consummation of any of the transactions provided for in this Agreement, including the Arrangement.

(c)
No Agreements.  No person has any agreement or option, or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement or option, for the purchase, acquisition or transfer of any of such Locked-Up Securities, or any interest therein or right thereto, except pursuant to this Agreement.  None of the Locked-Up Securities is subject to any shareholders' agreement, voting trust or similar agreement or any option, right or privilege (whether by law, pre-emptive or contractual) capable of becoming a shareholders' agreement, voting trust or other agreement affecting such Locked-Up Securities or the ability of any holder thereof to exercise all ownership rights thereto, including the voting of any such Locked-Up Securities.

(d)
Voting. None of the Locked-Up Securities is subject to any shareholder agreement, proxy, voting trust, vote pooling or other agreement with respect to the right to vote, call meetings of shareholders or give consents or approvals of any kind.

(e)
Consents. No consent, waiver, approval, authorization, exemption, registration, licence or declaration of or by, or filing with, or notification to any Governmental Entity which has not been made or obtained is required to be made or obtained by the Shareholder in connection with (i) the execution, delivery or performance by the Shareholder and enforcement against the Shareholder of this Agreement or (ii) the consummation of any transactions by the Shareholder contemplated hereby, including the consummation of the Arrangement.

(f)
Legal Proceedings. There are no legal proceedings in progress or pending before any Governmental Entity or threatened against the Shareholder or any of its affiliates that would adversely affect in any manner the ability of the Shareholder to enter into this Agreement and to perform its obligations hereunder or the title of the Shareholder to any of its Locked-Up Securities and there is no judgment, decree or order against the Shareholder that would adversely affect in any manner the ability of the Shareholder to enter into this Agreement and to perform its obligations hereunder or the title of the Shareholder to any of its Locked-Up Securities.

(g)
No Other Securities.  The only securities of Tribute beneficially owned, directly or indirectly, by the Shareholder are the Locked-Up Securities and the Shareholder has no other agreement or option, or right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement or option, for the purchase or acquisition by the Shareholder or transfer to the Shareholder of additional securities of Tribute.

4.2	Representations and Warranties of Purchaser

Purchaser hereby represents and warrants to the Shareholder as follows, and acknowledges that the Shareholder is relying upon such representations, warranties and covenants in entering into this Agreement:

(a)
Organization and Qualification.  The Purchaser is a corporation duly incorporated or an entity duly created and validly existing under all applicable laws of its jurisdiction of incorporation, continuance or creation and has all necessary corporate or other power, authority and capacity to own its property and assets.

(b)
Authority Relative to this Agreement.  Purchaser has the requisite corporate authority to enter into this Agreement and to carry out its obligations hereunder. This Agreement has been duly executed and delivered by Purchaser and constitutes a legal, valid and binding obligation of Purchaser enforceable against it in accordance with its terms, subject, however, to limitations with respect to enforcement imposed by law in connection with bankruptcy or similar proceedings, the equitable power of the courts to stay proceedings before them and the execution of judgments and to the extent that equitable remedies such as specific performance and injunction are in the discretion of the court from which they are sought.

(c)
No Violations. Neither the execution and delivery of this Agreement by Purchaser nor the completion of the Arrangement pursuant to the Plan of Arrangement nor compliance by Purchaser with any of the provisions hereof will violate, conflict with, or result in a breach of any material provision of, require any consent, approval or notice under, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under (A) the articles of incorporation or Laws governing Purchaser or (B) any material contract or other instrument or obligation to which Purchaser is a party or to which it, or any of its  properties or assets, may be subject or by which Purchaser is bound and, in each case, individually or in the aggregate would materially adversely affect Purchaser's ability to perform its obligations under this Agreement or (C) violate any Law applicable to Purchaser or any of its subsidiaries or any of its properties or assets.

ARTICLE 5
TERMINATION

5.1	Termination by Purchaser

Purchaser, when not in material default in the performance of its obligations under this Agreement, may, without prejudice to any of its rights hereunder and in its sole discretion, terminate this Agreement by written notice to the Shareholder if:

(a)
any of the representations and warranties of the Shareholder under this Agreement (other than those set forth in Section 4.1(b), 4.1(c), 4.1(d) and 4.1(e)) shall not be true and correct in all material respects; or

(b)	any of the representations and warranties of the Shareholder set forth in Section 4.1(b), 4.1(c), 4.1(d) and 4.1(e) of this Agreement shall not be true and correct in all respects;

(c)	the Shareholder shall not have complied with its covenants to Purchaser contained in this Agreement in all material respects; or

(d)	Purchaser requests consent from the Shareholder in respect of an amendment as contemplated in Article 2 and the Shareholder does not provide such consent within two (2) Business Days.

provided, however, that such termination shall be without prejudice to any rights which Purchaser may have or as a result of any default by the Shareholder prior to such termination.

5.2	Termination by the Shareholder

The Shareholder, when not in material default in its performance of its obligations under this Agreement, may, without prejudice to any of its rights hereunder and in its sole discretion, terminate this Agreement by written notice to Purchaser if:

(a)	any of the representations and warranties of Purchaser under this Agreement shall not be true and correct in all material respects;

(b)	Purchaser shall not have complied with its covenants to the Shareholder contained herein in all material respects; or

(c)	the Tribute Board of Directors has determined and notified POZEN Inc. that a Tribute Superior Proposal (as such term is defined in the Arrangement Agreement) exists.

5.3	Automatic Termination

Unless extended by mutual agreement of the Shareholder and Purchaser, this Agreement shall automatically terminate on the earlier of the Effective Date and the Outside Date.  In addition, this Agreement shall automatically terminate in the event that the Arrangement Agreement is terminated in accordance with its terms.

5.4	Agreement to Terminate

This Agreement may be terminated by a written instrument executed by each of Purchaser and the Shareholder.

5.5	Effect of Termination

If this Agreement is terminated in accordance with this Article 5, the provisions of this Agreement will become void and no party shall have liability to any other party, except in respect of a breach of the representations, warranties, obligations, terms or conditions of this Agreement which occurred prior to such termination, in respect of which the parties shall be entitled to pursue any and all remedies at law or equity which may be available to them.

ARTICLE 6
GENERAL PROVISIONS

6.1	Further Assurances

Each of the Shareholder and Purchaser will, from time to time, execute and deliver all such further documents and instruments and do all such acts and things as the other party may reasonably require (at the requesting party's cost) to effectively carry out or better evidence or perfect the full intent and meaning of this Agreement.

6.2	Change in Nature of Transaction

If Purchaser and its counsel, and the board of directors of Tribute and its legal and financial advisors, agree that it is desirable to proceed with another form of transaction pursuant to which the Purchaser will acquire, no later than the Outside Date, all or substantially all of the Tribute Shares or assets of Tribute on economic terms (including tax treatment) which, in relation to the Shareholder, are at least equivalent to than those contemplated by the Arrangement (an "Alternative Transaction") the Shareholder will support the completion of such Alternative Transaction.

If any Alternative Transaction involves a meeting or meetings of holders of Tribute Shares, the Shareholder agrees to vote all of the Locked-Up Securities in favour of any matters necessary or ancillary to the completion of the Alternative Transaction.

In the event of any proposed Alternative Transaction, the references in this Agreement to the Arrangement shall be deemed to be changed to references to such Alternative Transaction and all terms, covenants, representations and warranties of this Agreement shall be and shall be deemed to have been made, mutatis mutandis, in the context of the Alternative Transaction.

6.3	Survival of Representations and Warranties

No investigations made by or on behalf of Purchaser or any of its authorized agents at any time shall have the effect of waiving, diminishing the scope of or otherwise affecting any representation, warranty or covenant made by the Shareholder herein or pursuant hereto.

6.4	Disclosure

Prior to the first disclosure of this Agreement, except as required by applicable laws or regulations or by any Governmental Entity or in accordance with the requirements of any stock exchange, no party shall make any public announcement or statement with respect to this Agreement without the approval of the other which shall not be unreasonably withheld or delayed.  The existence and terms and conditions of this agreement may be disclosed by the parties to the Arrangement Agreement in any news release of Pozen or Tribute announcing the Arrangement and in the disclosure documents prepared in respect of the Pozen Meeting and the Tribute Meeting.

6.5	Entire Agreement, Binding Effect and Assignment

Purchaser may assign all or any part of its rights under this Agreement to, and its obligations under this Agreement may be assumed by, an affiliate of Purchaser, provided that if such assignment and/or assumption takes place, Purchaser shall continue to be liable jointly and severally with such affiliate for all of its obligations hereunder.  This Agreement shall be binding on and shall enure to the benefit of the parties hereto and their respective successors and permitted assigns.

This Agreement (including the schedule hereto) constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and, except as expressly provided herein, this Agreement is not intended to and shall not confer upon any person other than the parties hereto any rights or remedies hereunder.  Except as expressly permitted by the terms hereof, neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by either of the parties hereto without the prior written consent of the other party.

6.6	Severability

If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party hereto.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

6.7	Time

Time shall be of the essence of this Agreement.

6.8	Currency

All sums of money referred to in this Agreement shall mean Canadian funds.

6.9	Governing Law

This Agreement shall be governed, including as to validity, interpretation and effect, by the laws of the Province of Ontario and the federal laws of Canada applicable therein. Each of the parties hereto hereby irrevocably attorns to the exclusive jurisdiction of the Courts of the Province of Ontario in respect of all matters arising under and in relation to this Agreement.

6.10	Amendments

This Agreement may not be modified, amended, altered or supplemented, except upon the execution and delivery of a written agreement executed by each of the parties hereto.

6.11	Notices

All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered or sent if delivered personally or sent by facsimile or email transmission during normal business hours on a business day, or as of the following business day if sent by prepaid overnight courier, to the parties hereto at the following addresses (or at such other addresses as shall be specified by any party hereto by notice to the other given in accordance with these provisions):

(a)	if to Purchaser:

ARLZ CA Acquisition Corp.
c/o POZEN Inc.
1414 Raleigh Road, Suite 400
Chapel Hill, North Carolina 27517

Attention:                      Adrian Adams, Chief Executive Officer
Facsimile:                      (919) 490-5552
Email:                      ●

with a copy (which shall not constitute notice) to:

DLA Piper (Canada) LLP
Suite 1000, Livingston Place West
250 2nd St SW
Calgary, Alberta  T2P 0C1

Attention:                      Michael Der
Facsimile:                      (403) 213-4482
Email:                      michael.der@dlapiper.com

(b)	if to the Shareholder:

[address information]
Attention:              ●
Facsimile:               ●
Email:                      ●

6.12	Injunctive Relief

The parties hereto agree that irreparable harm would occur for which money damages would not be an adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions and other equitable relief (including specific performance) to prevent breaches of this Agreement, any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief (including specific performance) hereby being waived.

6.13	Expenses

Each of the parties shall pay its respective legal, financial advisory and accounting costs and expenses incurred in connection with the preparation, execution and delivery of this Agreement and all documents and instruments executed or prepared pursuant hereto and any other costs and expenses whatsoever and howsoever incurred.

6.14	No Third Party Beneficiaries

This Agreement is not intended to, and shall not, confer any rights or remedies upon any person other than the parties to this Agreement.

6.15	Language

The parties hereto expressly acknowledge that they have requested that this Agreement and all ancillary and related documents thereto be drafted in the English language only. Les parties aux présentes reconnaissent avoir exigé que la présente entente et tous les documents qui y sont accessoires soient rédigés en anglais seulement.

6.16	Counterparts

This Agreement may be executed in counterparts, each of which shall be deemed to be an original but both of which together shall constitute one and the same instrument.  The parties hereto shall be entitled to rely upon delivery of an executed facsimile or similar executed electronic copy of this Agreement, and such facsimile or similar executed electronic copy shall be legally effective to create a valid and binding agreement between the parties hereto.

[REMAINDER OF PAGE LEFT BLANK.  SIGNATURE PAGE FOLLOWS.]

IN WITNESS WHEREOF the parties have executed this Agreement as of the date first written above.

ARLZ CA ACQUISITION CORP.
Per:
Name:
Title:
I have authority to bind the Corporation

) ) ) )
Witness	) )	[SHAREHOLDER]

SCHEDULE A

LOCKED-UP SECURITIES

Name of Shareholder	Address of Shareholder	Number of Tribute Shares	Number of Tribute Options	Number of Tribute Warrants